UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report: December 18, 2009

QUIXOTE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 001-08123

DELAWARE	36-2675371
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

35 EAST WACKER DRIVE, CHICAGO, ILLINOIS 60601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (312) 467-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

          See Item 2.01 below.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

          On December 18, 2009, we sold our Inform segment to Vaisala, Inc. for $20 million in cash. Vaisala, Inc. is the United States operating subsidiary of the Vaisala Group, a global leader in environmental and industrial measurement. The transaction involved the sale of all the outstanding stock of the four subsidiaries making up the Inform segment, namely Quixote Transportation Technologies, Inc., Nu-Metrics, Inc., Highway Information Systems, Inc. and Surface Systems, Inc., pursuant to a Stock Purchase Agreement dated December 18, 2009, by and among Vaisala, Inc., Quixote Corporation, Quixote Transportation Safety, Inc. and Transafe Corporation.

          We will reclassify our Inform business as discontinued operations in our second quarter 2010 financial statements.

          We do not have any relationship with Vaisala, Inc.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

          (d) Exhibits:

2.1*     Stock Purchase Agreement by and among Vaisala, Inc., Quixote Corporation, Quixote Transportation Safety, Inc. and Transafe Corporation relating to the purchase of all of the issued and outstanding capital stock of Quixote Transportation Technologies, Inc., Nu-Metrics, Inc., Highway Information Systems, Inc. and Surface Systems, Inc. dated December 18, 2009.

99.1     Press Release issued by Quixote Corporation dated December 21, 2009.

          *Pursuant to Item 601(b)(2) of Regulation S-K, the Registrant hereby agrees to furnish to the Securities and Exchange Commission upon request a supplementary copy of any omitted exhibit or schedule to the Stock Purchase Agreement.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: December 21, 2009	QUIXOTE CORPORATION

/s/ Daniel P. Gorey

DANIEL P. GOREY
Executive Vice President, Chief Financial Officer and Treasurer
(Chief Financial & Accounting Officer)